Exhibit 10.46

AMENDMENT TO

LAWSON SOFTWARE, INC.

1996 STOCK INCENTIVE PLAN

(Adopted June 24, 2010 to remove from future grant any options surrendered to pay the exercise price or tax withholdings)

Pursuant to Section 12(e) of the Lawson Software, Inc. 1996 Stock Incentive Plan, the Board of Directors of Lawson Software, Inc. has approved the following amendment to the 1996 Stock Incentive Plan (the “1996 Plan”), effective June 24, 2010.  Capitalized terms that are not defined in this Amendment shall have the same respective meanings as described in the 1996 Plan.

Amendment

Section 4 of the 1996 Plan is hereby amended to include the following additional Section 4(f):

Section 4(f).  Surrendered Options No Longer Available for Future Awards.  Notwithstanding any provision in this Plan to the contrary, the Shares underlying any Options surrendered to pay the exercise price and/or tax withholdings due upon the exercise of such Options on or after June 24, 2010 will not again become available for issuance under any Awards under this Plan.